UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2019

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

Bruce Besanko, chief financial officer of Kohl’s Corporation (the “Company”) will participate in a fireside chat on Wednesday, September 4, 2019 at 2:25 p.m. ET at the Goldman Sachs 26th Annual Global Retailing Conference in New York, New York.  The discussion will be webcast live and a link to the webcast will be available on the Company’s website at:

http://corporate.kohls.com/investors/events-and-presentations

Cautionary Statement Regarding Forward-Looking Information

The fireside chat referenced above may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "plans," or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company's filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2019	KOHL'S CORPORATION

	By:	/s/ Jason J. Kelroy
Jason J. Kelroy
Executive Vice President,
General Counsel and Secretary